UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 6, 2010

OMNICELL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33043	94-3166458
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1201 Charleston Road
Mountain View, CA  94043

(Address of principal executive offices, including zip code)

(650) 251-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.              Costs Associated with Exit or Disposal Activities.

On July 6, 2010, Omnicell, Inc. (the “Company”) approved a plan to close its offices and operations in Bangalore, India and in The Woodlands, Texas, and consolidate the activities of these two locations with the Company’s Mountain View, California and Nashville, Tennessee operations in an effort to increase the efficiency of operations and promote collaboration among the Company’s engineering teams. The Company expects to complete its consolidation by the end of September 2010.

The employees at the affected facilities were notified of the consolidation plan on July 7 and 8, 2010.  As a result of the consolidation, 12 employees at the Bangalore facility and eight at The Woodlands facility have been offered positions to remain employed with the Company at either the Nashville or Mountain View offices.  Nineteen of the employees at the Bangalore facility have been offered employment with a third-party contractor to continue to provide services to Omnicell.  A total of three employees at The Woodlands facility and the remaining 21 employees at the Bangalore facility were notified of their termination as a result of the consolidation plan and are eligible to receive job placement assistance and severance payments.  As of June 30, 2010, Omnicell employed a total of 755 people.

Provided the employees who have been offered continued employment in the Company’s other offices or with a third-party contractor accept such employment, the Company expects to incur pre-tax restructuring and other related charges in the current quarter of approximately $1.5 million, of which approximately $0.4 million is attributable to non-recurring, personnel-related termination costs and $1.1 million is attributable to lease terminations, asset impairment and other restructuring costs.  The Company expects the equivalent after-tax restructuring and other related charges to be $1.4 million which includes a one-time $0.6 million tax benefit related to such restructuring and other related charges, offset by a one-time tax charge of $0.5 million related to taxes payable on the repatriation of Omnicell, India income.  The Company anticipates that these restructuring and other related charges will result in cash expenditures of approximately $1.2 million in Q3 2010 and that substantially all of the expenses related to the consolidation will be incurred and recorded during the same quarter.  If any of the employees decline the offer to relocate, or the offer for continued employment with a third-party contractor, then additional assistance and severance expenses are likely to be incurred.

This current report on Form 8-K contains forward-looking statements, including, but not limited to, statements related to the expected timing of completion of the consolidation plan, and the expected costs and related charges of the consolidation plan. Words such as “expects,” “will,”  “likely,”  “anticipates” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current plans, assumptions, beliefs, and expectations. Forward-looking statements involve risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the risk that the restructuring costs may be greater than anticipated; the risk that the Company’s consolidation efforts may have an adverse impact on the Company’s internal programs, its ability to hire and retain key personnel and may be distracting to management; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company expressly disclaims any duty, obligation, or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OMNICELL, INC.

Dated: July 9, 2010	By:	/s/ Dan S. Johnston
Dan S. Johnston,
Vice President and General Counsel